AZ Corp. Commission
01412783

AZ CORPORATION COMMISSION
FILED

JAN 12 2006

FILE NO. 1254969-9

ARTICLES OF INCORPORATION
OF
COPPERHEAD DIGITAL HOLDINGS, INC.

(An Arizona Business Corporation)

1. Name. The name of the Corporation is Copperhead Digital Holdings, Inc.

2. Initial Business.

The Corporation initially intends to conduct business as a holding company that owns separate businesses relating to competitive telecommunications and IP-enabled services; and for any other legal purpose.

3. Authorized Capital.

The Corporation shall have authority to issue 10,000 shares of Common Stock.

4. Known Place of Business

The street address of the known place of business of the Corporation is:

2756 W. Patagonia Way
Anthem, AZ 85086

5. Statutory Agent.

The name and address of the statutory agent of the Corporation is:

Corporation Service Company
2338 West Royal Palm Road
Suite J
Phoenix, AZ 85021

6. Board of Directors.

The initial board of directors shall consist of three directors. The names and addresses of the person who are to serve as the directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

12549699

Aaron Clark
2756 W. Patagonia Way
Anthem, AZ 85086

Robert D. Setzer
Capital Plus Partners, LLC
7620 Olentangy River Road
Columbus, OH 43235

Christopher Wayne Shippy G. Cantòn
3178 E. Washington Avenue
Gilbert, AZ 85234

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

7. Incorporator.

The name and address of the incorporator is:

Aaron Clark
2756 W. Patagonia Way
Anthem, AZ 85086

8. Indemnification of Officers, Directors, Employees and Agents.

The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

9. Limitation of Liability.

To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

1254969.9

EXECUTED this 12 day of January, 2006, by the incorporator.

Signed: [signature]
Aaron Clark, Incorporator

Acceptance of Appointment by Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 11th day January, 2006.

Signed: [signature]
Sheryl A. Gibbs, Ass't Vice President
Corporation Service Company

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address: 1300 West Washington
Phoenix, Arizona 85007-2929

Tucson Address: 400 West Congress
Tucson, Arizona 85701-1347

PROFIT
CERTIFICATE OF DISCLOSURE
A.R.S. §10-202.D

1254969-9

Copperhead Digital Holdings, Inc.
EXACT CORPORATE NAME

A. Has any person serving either by election or appointment as officer, director, trustee, incorporator and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1. Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
2. Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
3. Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order:
   (a) Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction?; or
   (b) Involved the violation of the consumer fraud laws of that jurisdiction?; or
   (c) Involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes____ No ✓

B. IF YES, the following information MUST be attached:

1. Full name, prior name(s) and aliases, if used.
2. Full birth name.
3. Present home address.
4. Prior addresses (for immediate preceding 7-year period).
5. Date and location of birth.
6. Social Security number.
7. The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

C. Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any other corporation which has been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes____ No ✓

IF YOUR ANSWER TO THE ABOVE QUESTION IS "YES", YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1. Name and address of the corporation.
2. Full name (including aliases) and address of each person involved.
3. State(s) in which the corporation:
   (a) Was incorporated. (b) Has transacted business.
4. Dates of corporate operation.
5. Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D. The fiscal year end adopted by the corporation is __________.

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I(we) have examined this Certificate, including any attachments, and to the best of my(our) knowledge and belief it is true, correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY [signature] BY __________

PRINT NAME Aaron D. Clark PRINT NAME __________

TITLE Incorporator DATE 1/12/06 TITLE __________ DATE ______

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.